Exhibit 10.3

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                                eSourceOne, Inc.
                            (a Delaware corporation)







                             STOCKHOLDERS' AGREEMENT
















Dated:  August 10, 1999

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                             STOCKHOLDERS' AGREEMENT

This Stockholders' Agreement ("Agreement") is made and entered into as of this 10th day of August, 1999, by and among eSourceOne, Inc., a Delaware corporation (the "Company"), and each of the persons and entities, severally and not jointly, that are signatories hereto, and any additional stockholder who becomes a party hereto as provided herein (collectively, the "Stockholders").

                                    RECITALS

         WHEREAS, the Company, the persons defined therein as the "Series A Investors" and the persons defined therein and herein as the Founders have executed and delivered that certain Stock Purchase Agreement, dated August 10, 1999 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to such Series A Investors, and such Series A Investors have agreed to purchase from the Company, the shares of the Company's Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), specified therein;

         WHEREAS, as an inducement to the Series A Stockholders to consummate the purchase of the Series A Preferred Stock in accordance with the Stock Purchase Agreement, the Company and its other Stockholders each desires to enter into this Agreement with the Series A Stockholders;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Defined Terms. Certain defined terms used in this Agreement have the following meanings:

         Affiliate. The term "affiliate" shall mean (i) in the case of a corporation or other entity, any corporation or other entity in which the subject person (A)(1) owns or controls the voting rights of 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or entity or (2) has the right to nominate and/or elect at least one-half of the members of the board of directors of such corporation or entity or (3) at least one-half of the then current members of the board of directors of such corporation or entity were nominated or designated for election as directors of such corporation by the subject person and (B) for financial reporting purposes, the financial statements of the subject person includes on a consolidated basis the financial statements of such corporation or other entity, and (ii) in the case of an individual, a member of that individual's family, by blood or marriage.

         Agreement. The "Agreement" shall mean this Stockholders Agreement, as the same may be amended or restated from time to time hereafter.

         Board. The "Board" shall mean the Board of Directors of the Company as the same may be constituted from time to time hereafter pursuant to this Agreement, applicable law, the Certificate of Incorporation and the By-Laws.

         Bona Fide Offer. A "Bona Fide Offer" shall mean an offer in writing to a Series A Stockholder or Founder, offering to purchase (other than pursuant to or in connection with a public offering or a sale under Rule 144 of the Securities Act following a Qualified Initial Public Offering) all or any part of the Shares owned by such Series A Stockholder or Founder or any interest of the Series A Stockholder or Founder therein and setting forth all the material terms and conditions of the proposed purchase, from an offeror who is ready, willing and able to consummate the purchase and who is not a permissible transferee pursuant to Section 3.3.

         By-Laws. The "By-Laws" shall mean the By-Laws of the Company in effect as of the date hereof and as the same may be modified from time to time hereafter pursuant to applicable law and the Certificate of Incorporation.

         Certificate of Incorporation. The "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, including, without limitation, the Series A Certificate of Designation, in effect as of August _, 1999, and as the same may be modified, amended or replaced from time to time hereafter in compliance with applicable law and the Company's other obligations with respect thereto.

         Commission. The "Commission" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         Common Stock. The "Common Stock" shall mean the Company's Common Stock, $0.01 par value per share.

         Common Stock Equivalents. "Common Stock Equivalents" shall mean the then outstanding shares of the Company's Common Stock, on a fully-diluted, as converted basis, accounting for all outstanding convertible securities and all options, warrants and rights to acquire Common Stock, regardless of whether such options, warrants and rights to acquire Common Stock are vested or unvested.

         Common Stockholder. "Common Stockholder" shall mean any holder of the Company's Common Stock.

         Fair Market Value. "Fair Market Value" shall mean with respect to any asset, property or security the fair market value thereof as determined in good faith by the Board, provided, however, that in the event any such determination by the Board is disputed by an interested Stockholder, then the Company, at shared expense, shall engage an independent appraiser mutually acceptable to the Company and such Stockholder, and the fair market value of such asset, property or security for the purposes hereof shall be determined by such independent appraiser; and provided further, however, that in the event that the parties are not able to promptly agree upon an independent appraiser, then the party entitled to receive such asset, property or security shall be entitled to select as an independent appraiser any of the independent accounting firms generally regarded as comprising the "Big Five" independent accounting firms and which is not then providing services to such party; and provided further, however, that the Fair Market Value of capital stock of the Company for purposes of any payment requirements under Sections 3.4 or 3.5 shall be the value of such capital stock as provided in the offer and sale to which such payment requirements relate.

         Founders. The "Founders" shall mean Elliot S. Cooperstone and H. Thach Pham.

         Person. A "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, limited liability company, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         Qualified Initial Public Offering. "Qualified Initial Public Offering" shall mean a firm underwritten public offering of Common Stock by a nationally recognized underwriter with aggregate gross proceeds to the Company of at least $30,000,000 and reflecting a market value of the Company of at least $150,000,000 immediately prior to such public offering.

         Second Round Closing. The term "Second Round Closing" shall have the meaning ascribed to that term in the Stock Purchase Agreement.

         Second Round Securities. The term "Second Round Securities" shall have the meaning ascribed to that term in the Stock Purchase Agreement.

         Securities Act. The "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         Series A Certificate of Designation. The "Series A Certificate of Designation" shall mean the Certificate of Designation filed as part of the Certificate of Incorporation of the Company and designating the rights and privileges attributable to the Series A Preferred Stock.

         Series A Closing. The "Series A Closing" shall mean the date upon which the purchase and sale of the Series A Preferred Stock was consummated in accordance with the Stock Purchase Agreement.

         Series A Preferred Stock. The "Series A Preferred Stock" shall have the meaning ascribed to that term in the Recitals to this Agreement.

         Series A Stockholder. "Series A Stockholder" shall mean any holder of the Company's Series A Preferred Stock; provided that solely for purposes of this Agreement, the term "Series A Stockholder" shall also mean Reckson Service Industries, Inc., a Delaware corporation ("RSI"), for so long as (i) RSI ESO, Inc., a Delaware corporation ("RSI ESO"), or any successor or permitted assign of RSI ESO is an affiliate of RSI and (ii) RSI ESO or such successor or permitted assign holds the Company's Series A Preferred Stock.

         Stock Purchase Agreement. "Stock Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

         Shares. The "Shares" shall mean the shares of the capital stock and other securities (including, without limitation, options, warrants and other rights to acquire capital stock) of the Company held by the Stockholders, together with any other shares of the capital stock of the Company hereafter acquired by any Stockholder (whether by purchase, exercise of options or warrants, or otherwise) and any other shares or securities thereafter issued in respect of such shares in any reorganization, recapitalization, reclassification, readjustment or other change in a capital structure of the Company.

         Stockholder. A "Stockholder" shall mean each of the Persons who has executed a counterpart copy of this Agreement, including without limitation Common Stockholders and Series A Stockholders, whether prior to or on the date hereof or, at the invitation of the Company as permitted pursuant to this Agreement, subsequent to the date hereof, and who is listed on Schedule A attached hereto, as amended from time to time, and each other Person who succeeds to the interest of such named Person in and to any Shares in a manner permitted by the provisions of this Agreement. In the event that any Person executes a counterpart copy of this Agreement at the invitation of the Company as permitted pursuant to this Agreement, following the date hereof or succeeds to an interest in any Shares as permitted hereunder, Schedule A shall be amended as appropriate.

         Transfer. A "Transfer" of Shares or any interest of a Stockholder therein shall mean any sale, assignment, transfer, disposition, pledge, hypothecation or encumbrance, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of such Shares or such interest of a Stockholder therein, including, without limitation, any direct or indirect Transfer of a controlling interest in any Stockholder, other than transfers of capital stock of Reckson Service Industries, Inc.

                                   ARTICLE II
                              CORPORATE GOVERNANCE

         2.1.  Board of Directors.

               2.1.1. The Board of Directors of the Company shall initially consist of five (5) directors, designated as follows:

               (a) one person shall be designated by Mr. Cooperstone, subject to
Section 2.1.1(e) below, and the Stockholders shall vote all of their Shares in favor of such nominee;

               (b) one  person  shall be  designated  by Mr.  Pham,  subject  to
Section 2.1.1(e) below, and the Stockholders shall vote all of their Shares in favor of such nominee;

               (c) one person shall be designated  by the  Founders,  subject to
Section 2.1.1(f) below and subject to the approval of the holders of a majority of the shares of Series A Preferred Stock, which such approval shall not be unreasonably withheld, delayed or conditioned, and, upon such approval, the Stockholders shall vote all of their Shares in favor of such nominee, provided, however, that such nominee shall not otherwise be or have been an employee or affiliate of the Company or an affiliate or member of the family, by blood or marriage, of either Founder (such nominee, and if elected to the Board, such Director, being referred to as the "Independent Nominee" and "Independent Director", respectively; and

               (d) two persons shall be designated by the holders of a majority of the Series A Preferred Stock, subject to Section 2.1.2 below, and the Stockholders shall vote all of their Shares in favor of such nominee.

               (e) In the event that a Founder fails to maintain ownership of at least 20% of the outstanding capital stock of the Company owned by such Founder as of the date of the Series A Closing, the right of such Founder to designate a director under Section 2.1.1(a) or 2.1.1(b), as the case may be, shall thereupon terminate. Upon such termination of such right of such Founder, the holders of a majority of outstanding Common Stock of the Company (voting as a separate class) shall have the right to designate the nominee pursuant to Section 2.1.1(a) or
(b), as the case may be, and the Stockholders shall vote all of their shares in favor of such nominee. In the event that the Company terminates employment of the Founder "for cause" (as defined in the Employment Agreement, dated August 10, 1999, by and between the Company and such Founder) or the Founder terminates such Founder's employment without "good reason" (as defined in such Employment Agreement), the rights of such Founder under Sections 2.1.1, 3.4 and 3.5 shall thereupon terminate; provided, however, that in the event that the Founder is indicted for allegedly committing a felony under the laws of the United States or any state thereof, then such Founder's rights under Section 2.1.1, 3.4 and
3.5 shall be (i) suspended until such time as such Founder is found not guilty by a court of competent jurisdiction of such felony at which time the rights under Section 2.1.1, 3.4 and 3.5 shall be reinstated or (ii) terminated if the such Founder is found guilty by a court of competent jurisdiction of such felony.

               (f) With respect to the Independent Nominee to be designated by the Founders pursuant to Section 2.1.1(c) above, the Founders shall have an initial period of sixty (60) days to designate an Independent Nominee. If the holders of a majority of the shares of Series A Preferred Stock fail to approve, which such approval shall not be unreasonably withheld, delayed or conditioned, such Independent Nominee within five business days of being notified of such designation, the Founders shall have a thirty (30) day period immediately following notice of such rejection in which to designate a first alternate Independent Nominee. If the holders of a majority of the shares of Series A Preferred Stock fail to approve, which such approval shall not be unreasonably withheld, delayed or conditioned, such first alternate Independent Nominee within five business days of being notified of such designation, the Founders shall have an additional thirty (30) days in which to designate a second alternate Independent Nominee. If the holders of a majority of the shares of Series A Preferred Stock fail to approve any such second alternate Independent Nominee designated by the Founders, which such approval shall not be unreasonably withheld, delayed or conditioned, the holders of a majority of the shares of Series A Preferred Stock shall thereupon have a period of thirty (30) days to designate an Independent Nominee. If the Founders reject such Independent Nominee designated by the holders of the Series A Preferred Stock within five business days of being notified of such designation, which such rejection shall not be unreasonably made, delayed or conditioned, then the holders of a majority of the shares of Series A Preferred Stock shall thereupon have the exclusive right (without regard to any approval by the Founders) to designate an Independent Nominee and the Stockholders shall vote all of their Shares in favor of such Independent Nominee at a meeting of the Stockholders promptly held for such purpose.

               2.1.2. In the event that aggregate redemptions, repurchases or Transfers of Series A Preferred Stock (including any Shares into which the Series A Preferred Stock is converted or exchanged) by the Series A Stockholders to one or more unaffiliated third-parties are greater than 50%, but no more than 80%, of the number of shares of Series A Preferred Stock purchased by the Series A Stockholders upon the Series A Closing (including any Shares into which the Series A Preferred Stock is converted or exchanged), the number of directors that the Series A Stockholders shall have the right to designate pursuant to
Section 2.1.1(d) shall be reduced from two (2) directors to one (1) director. In the event that aggregate redemptions, repurchases or Transfers of Series A Preferred Stock (including any Shares into which the Series A Preferred Stock is converted or exchanged) by the Series A Stockholders to one or more unaffiliated third-parties are greater than 80% of the number of shares of Series A Preferred Stock purchased by the Series A Stockholders upon the Series A Closing (including any Shares into which the Series A Preferred Stock is converted or exchanged), the Series A Stockholders shall not have any right under Section 2.1.1(d) to designate any directors or any right under Sections 2.1.1(c) and 2.1.1(f) to approve any Independent Nominee. Upon termination of any right of the Series A Stockholders to designate one or more directors, such right shall revert to the holders of a majority of outstanding Common Stock of the Company.

               2.1.3. Prior to a Qualified IPO, the By-Laws of the Company shall provide that the maximum number of Directors of the Company shall be seven (7) and that the minimum number shall be five (5). In the event that prior to the Second Round Closing, the Board desires to increase the number of standing Directors from the initial number of five (5), then the number of standing directors shall be increased from five (5) to seven (7), but not six (6), and at least one of such two (2) additional directors shall be designated by a majority of the Series A Stockholders. If such increase in the number of standing directors does not occur prior to the Second Round Closing, then the sixth and seventh director positions on the Board shall be made available for designation by the purchasers of the Second Round Securities. In addition, the By-Laws of the Company shall provide that (i) any director shall have the power to call a special meeting of the Board of the Company for any purpose on not less than twenty-hours notice in accordance with the provisions of the By-Laws relating to the manner of such notices and (ii) any director or holder of 10% or more of the Common Stock Equivalents shall have the power to call a special meeting of the holders of capital stock of the Company in accordance with the notice procedures set forth in the By-Laws.

               2.1.4. Each director shall hold office until his or her death or resignation or until his or her successor shall have been duly elected and qualified. Any Stockholder having the right to nominate a director pursuant to
Section 2.1.1 above, also shall have the right to request the resignation or removal of the director so nominated and elected. In such event, such director shall immediately resign or be subject to removal by a vote of a majority of such Stockholders and the Stockholders shall vote all of their Shares in favor of such removal. In the event any director is so removed, or if a vacancy is created by the death, disability, retirement, resignation or removal of any director, the vacancy so created shall be filled in accordance with Section
2.1.1 hereof.

               2.1.5.  In  the  event  that  the  Company  shall  establish  any committee of its Board, including, without limitation, any Executive, Compensation or Audit Committee, such committee shall be comprised of an equal number of directors designated to the Board by each of (i) the Founders and (ii) the Series A Stockholders; provided, however, that no Executive Committee will be established by the Board, until such time as the number of directors on the Board is greater than five (5).

               2.1.6. Each Stockholder shall take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company and to vote all Shares owned or held of record by such Stockholder at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of those individuals so designated in accordance with, and otherwise to effect the intent of, this Article II. In addition, each Stockholder shall vote the Shares owned or held of record by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the stockholders of the Company in a manner so as to implement the terms of this Agreement. Except as provided herein, each Stockholder may vote such Stockholder's Shares on any and all matters presented to the stockholders of the Company as such Stockholder may, in such Stockholder's sole discretion, determine. Nothing herein shall be deemed to create any ownership interest on the part of any party in any Shares held by any of the other parties.

                                   ARTICLE III
                               TRANSFERS OF SHARES

                  3.1. General Restriction. No Founder of the Company shall Transfer Shares or an interest in any Shares until the later of (i) six (6) months after the consummation of a Qualified Initial Public Offering or (ii) the expiration of any lock-up or restricted transfer period required by the underwriters for such Qualified Initial Public Offering, except in accordance with the terms of this Agreement. Any attempted Transfer by a Founder of the Company in violation of this Agreement shall be null and void ab initio, and neither the Company nor any transfer agent of the Company shall give effect to any such attempted Transfer in its stock records or for any other purpose.

                  3.2. Permissible Transfers. Notwithstanding anything to the contrary set forth in this Agreement, provided that any Founder has first given the Company written notice of any such Transfer, the restriction on Transfer specified in Section 3.1 shall not apply to any Transfers: (i) the aggregate amount of which in any twelve (12) month period shall not exceed the greater of
(A) 10% of the number of Shares held by such Founder as of the Series A Closing and (B) $1,000,000 of gross proceeds received by such Founder upon such Transfer; (ii) to a Founder's estate, heirs, administrators or executors and
(iii) (whether by gift or otherwise) from a Founder to such Founder's spouse, siblings, lineal descendants or ancestors (or to a trustee of a trust which upon such Transfer and at all times thereafter is maintained solely for the benefit of such persons). Any transferee(s) under clauses (ii) and (iii) of this Section 3.2, shall hold the Shares subject to all of the provisions of this Agreement and the Stock Purchase Agreement (including, without limitation, Section 10(b) thereof) and no Transfer shall be effective until such transferee has executed and delivered to the Company an instrument, in the form prescribed by the Company, agreeing to be bound by this Agreement and granting to the Transferring Founder an irrevocable proxy to continue to vote such Shares until the termination of the Transfer restrictions provided by Section 3.1 hereof.

                  3.3. Restrictions under Securities Laws. The Shares have been issued in a non-public offering pursuant to the private offering exemptions under Section 4(2) of the Securities Act and various exemptions from registration requirements under applicable state securities laws. Accordingly, the Shares have not been qualified or registered with any federal or state securities regulatory authority. Notwithstanding anything to the contrary stated in this Agreement and except as provided in Section 3.6, no Shares may be Transferred unless and until (i) counsel for the Company shall have determined, or the transferring Stockholder shall have delivered to the Company an opinion of such Stockholder's counsel reasonably satisfactory to the Company, that the intended Transfer does not violate the Securities Act or the rules and regulations of the Commission thereunder, and any applicable state securities laws; or (ii) in the opinion of counsel the intended Transfer is the subject of a "no-action" letter from the staff of the Commission and any applicable state securities regulatory agency to the effect that the intended Transfer without registration or qualification will not result in a recommendation by the staff of the Commission or applicable state securities regulatory agency that civil or criminal action be taken with respect thereto; or (iii) the Shares have been validly registered under the Securities Act and all applicable state securities laws. All costs and expenses of counsel to the Company in reviewing the foregoing matters with respect to an intended Transfer of any Shares shall be borne by the Stockholder owning such Shares.

               3.4. Right of First Offer for Series A Preferred Stock.

               3.4.1. (a) Except as provided in Sections 3.2(ii), 3.2(iii), 3.6 and 4.2, if at any time prior to a Qualified Initial Public Offering, any Series A Stockholder (each a "Series A Selling Stockholder") shall decide to Transfer (other than to an affiliated entity) all or any part of his Shares or any interest therein ("Offered Shares") for value, the Series A Selling Stockholder shall first deliver to the Company, the Founders and all other Series A Stockholders a written notice (the "Stockholder Sale Notice") of such decision, which such Stockholder Sale Notice may or may not disclose the terms and conditions (including, without limitation, the proposed price) upon which the Offered Shares are being offered for sale.

                  (b) Upon the receipt of the Stockholder Sale Notice, each Founder and each other Series A Stockholder, pro rata in accordance with such Founder's or other Series A Stockholder's ownership of Shares (determined on a Common Stock Equivalents basis), shall have the following rights (each a "Right of First Offer") during the Exercise Period (as defined):

                         (i) if such Stockholder Sale Notice discloses the terms
and conditions (including, without limitation, the proposed price) of any proposed Transfer of Offered Shares, each Founder and each other Series A Stockholder may accept the terms and conditions (including, without limitation, the proposed price) disclosed in such Stockholder Sale Notice by delivering, within the Exercise Period, written notice of such acceptance to the Series A Selling Stockholder (an "Exercise Notice") and a down-payment of 10% of the price of the Offered Shares, payable in cash or capital stock of the Company, to the Series A Selling Stockholder; and

                         (ii) if such  Stockholder Sale Notice does not disclose
the terms and conditions (including, without limitation, price) of the proposed Transfer of Offered Shares, each Founder and each other Series A Stockholder may negotiate the terms and conditions of the Transfer of the Offered Shares by delivering an Exercise Notice to the Series A Selling Stockholder within twenty
(20) days of receipt of the Stockholder Sale Notice; whereupon the Series A Selling Stockholder and such persons delivering an Exercise Notice shall in good faith endeavor to negotiate during the Exercise Period the terms and conditions (including, without limitation, the price) of the Transfer of the Offered
Shares, and if such negotiation results in an agreement on the terms and conditions of the Transfer of the Offered Shares, then those Founders and other Series A Stockholders who timely delivered Exercise Notices (the "Exercising Stockholders") may accept such terms and conditions by delivering, within the Exercise Period, a written notice to such effect and a down-payment of 10% of the price of the Offered Shares, payable in cash or capital stock of the Company, to the Series A Selling Stockholder.

               (c) If one or more Founders or Series A Stockholders fail to timely deliver an Exercise Notice, the Series A Selling Stockholder shall give prompt notice of such failure to the Exercising Stockholders. Such notice may be made by telephone and confirmed in writing within two (2) business days. Upon receipt of such notice, each of the Exercising Stockholders shall have the right to purchase up to the entire unsold portion of the Offered Shares, pro rata in accordance with such Exercising Stockholders' ownership of Shares (determined on a Common Stock Equivalents basis), by giving written notice to the Series A Selling Stockholder within five (5) days.

               (d) For purposes of this Section 3.4, the "Exercise Period" shall mean, in the case of Section 3.4.1(b)(i), twenty (20) days from the date of receipt of the Stockholder Sale Notice and, in the case of Section 3.4.1(b)(ii), forty-five (45) days from the date of receipt of the Stockholder Sale Notice.

                  3.4.2. If any Right of First Offer, pursuant to Section 3.4.1 hereof, results in a binding agreement with the Series A Selling Stockholder, the closing of the Transfer of the Offered Shares shall take place not later than, in the case of Section 3.4.1(b)(i), forty-five (45) days after the date of delivery of the Stockholder Sale Notice and, in the case of Section 3.4.1(b)(ii), sixty (60) days after the date of delivery of the Stockholder Sale Notice, in each case time being of the essence, except as extended by mutual written agreement of the parties thereto. Upon any closing made pursuant to this
Section 3.4.2, the Series A Selling Stockholder shall deliver (i) a representation and warranty that such Offered Shares are being delivered free and clear of any encumbrances, (ii) a stock power signed in blank for such Offered Shares and (iii) usual and customary officer certificates, cross-receipts and other closing documents. In the event that any down-payment by an Exercising Stockholder, pursuant to Section 3.4.1(b) or otherwise, is made in capital stock of the Company, the value of such capital stock for purposes of this Section 3.4.2 shall be the then Fair Market Value thereof. Any down-payment made by an Exercising Stockholder in capital stock of the Company shall be replaced by cash upon any closing made pursuant to this Section 3.4.2.

                  3.4.3. If any closing pursuant to Section 3.4.2 above is not timely effected by an Exercising Stockholder during the period required (and has not been extended by mutual written agreement) and the Series A Selling Stockholder is unable to consummate a Transfer of the Offered Shares on the same or better terms for such Series A Selling Stockholder, then (A) such Series A Selling Stockholder shall retain as liquidated damages any payment made by the Exercising Stockholder to the Series A Selling Stockholder pursuant to Section
3.4.1  hereof  and (B)  any  future  down-payment  required  of such  Exercising
Stockholder pursuant to Sections 3.4 and 3.5 shall be increased to 25%, provided, however, that if, by reason of this Section 3.4.3, the amount of the down-payment required pursuant to Section 3.4.1 was already 25%, then such down-payment shall be increased to 50% and provided further, that if, by reason of this Section 3.4.3, the amount of the down-payment required pursuant to
Section 3.4.1 was already 50%, then any and all rights of such Exercising Stockholder pursuant to Sections 3.4, 3.5 and 4.1 of this Agreement shall expire, which in each case shall constitute the sole and exclusive remedy for each such failure to close. In addition, if it shall be determined by a court of competent jurisdiction, that any Stockholder has tortiously interfered with the contractual relations between a Series A Selling Stockholder and a proposed transferee of Shares, then any and all rights of such Stockholder pursuant to Sections 3.4, 3.5 and 4.1 of this Agreement shall thereupon expire, which shall constitute the sole and exclusive remedy for such tortious interference. Notwithstanding anything to the contrary contained in this Section 3.4.3, the Series A Selling Stockholder shall in no event have any obligation or duty to mitigate its damages by reason of a failure of one or more Exercising Stockholders to timely effect a closing pursuant to Section 3.4.2.

                  3.4.4. Notwithstanding the foregoing, if (a) the Stockholders (pursuant to Section 3.4.1) do not offer to purchase all of the Offered Shares subject to the Right of First Offer, (b) the Right of First Offer does not result in a binding agreement because of a failure to agree on one or more material terms or conditions, or (c) the closing of the Transfer of the Offered Shares does not occur within the periods specified in Section 3.4.2 (subject to any extensions) after the date of delivery of the Stockholder Sale Notice, the Series A Selling Stockholder shall have the right, for a period of one hundred twenty (120) days after the term of the Right of First Offer expires, to Transfer all of the Offered Shares to one or more Persons on terms and conditions no less favorable to the Series A Selling Stockholder than those offered in writing by the Exercising Stockholders (pursuant to Section 3.4.1); provided, however, that in the event that governmental consents are required in connection with any closing of the Transfer of the Offered Shares pursuant to this Section 3.4.4 and such required governmental consents have been applied for but not received within the one hundred twenty (120) day period, such period shall be extended until the time that such required consents have been received, but in no event shall such period be extended beyond one hundred eighty (180) days after the term of the Right of First Offer expires; and provided further, that any such transferee(s) of the Offered Shares shall take and hold the Offered Shares subject to this Agreement and to all of the obligations and restrictions arising hereunder upon the Series A Selling Stockholder and no such Transfer to a transferee not already a party hereto shall be effective until such transferee has executed and delivered to the Company an instrument in the form prescribed by the Company agreeing to be bound by this Agreement. If no such Transfer is effected within the time required by this Section 3.4.4, the Offered Shares shall once again be subject to the provisions of this Section 3.4.

                  3.4.5. Nothing in this Section 3.4 shall prohibit, before or after delivery of a Stockholder Sale Notice, a Series A Selling Stockholder from negotiating with one or more Persons regarding any terms or conditions of a proposed Transfer of Shares; provided, however, that if a Series A Selling Stockholder receives a written offer from one or more Persons regarding any terms or conditions of a proposed Transfer of Shares, such Series A Selling Stockholder must disclose, to each Founder and each other Series A Stockholder, that such Series A Selling Stockholder has an offer and, with respect to the offeror, only whether the offeror is a financial investor, strategic investor, competitor of the Company or a vendor to the Company, but shall not be required to identify the offeror.

                  3.5.     Right of First Offer for Common Stock.

                  3.5.1. (a) Except as provided in Sections 3.2(i) (to the extent that the gross proceeds from any Transfer permitted under Section 3.2(i) do not exceed $1,000,000 per annum), 3.2(ii), 3.2(iii), 3.6 and 4.2, if at any time prior to a Qualified Initial Public Offering, any Common Stockholder (each a "Selling Stockholder") shall decide to Transfer all or any part of such Selling Stockholder's Shares or any interest therein ("Offered Shares") for value, the Selling Stockholder shall first deliver to the Company, the Founders and the Series A Stockholders a written notice (the "Stockholder Sale Notice") of such decision, which such Stockholder Sale Notice may or may not disclose the terms and conditions (including, without limitation, the proposed price) upon which the Offered Shares are being offered for sale.

                  (b) Upon receipt of the Stockholder Sale Notice, each Founder and each Series A Stockholder, pro rata in accordance with such Founder's and Series A Stockholder's ownership of Shares (determined on a Common Stock Equivalents basis), shall then have the following rights (the "Right of First Offer") during the Exercise Period (as defined):

                         (i) if such Stockholder Sale Notice discloses the terms
and conditions (including, without limitation, the proposed price) of any proposed Transfer of Offered Shares, each Founder and each Series A Stockholder may accept the terms and conditions (including, without limitation, the proposed price) disclosed in such Stockholder Sale Notice by delivering, within the Exercise Period, written notice of such acceptance to the Selling Stockholder (an "Exercise Notice") and a down-payment of 10% of the price of the Offered Shares, payable in cash or capital stock of the Company, to the Selling Stockholder; and

                         (ii) if such  Stockholder Sale Notice does not disclose
the terms and conditions (including, without limitation, price) of the proposed Transfer of Offered Shares, each Founder and each Series A Stockholder may negotiate the terms and conditions of the Transfer of the Offered Shares by delivering an Exercise Notice to the Selling Stockholder within twenty (20) days of receipt of the Stockholder Sale Notice; whereupon the Selling Stockholder and such persons delivering an Exercise Notice shall in good faith endeavor to negotiate during the Exercise Period the terms and conditions (including, without limitation, the price) of the Transfer of the Offered Shares, and if such negotiation results in an agreement on the terms and conditions of the Transfer of the Offered Shares, then those Founders and Series A Stockholders who timely delivered Exercise Notices (the "Exercising Stockholders") may accept such terms and conditions by delivering, within the Exercise Period, a written notice to such effect and a down-payment of 10% of the price of the Offered
Shares, payable in cash or capital stock of the Company, to the Selling Stockholder; provided, however, that the first $2.5 million of any such down-payment made by the Series A Investors in respect of the proposed purchase of Common Stock of a Founder under this Section 3.5 shall be in cash.

                  (c) If one or more Founders or Series A Stockholders fails to timely deliver an Exercise Notice, the Selling Stockholder shall give prompt notice of such failure to the Exercising Stockholders. Such notice may be made by telephone and confirmed in writing within two (2) business days. Upon receipt of such notice, each of the Exercising Stockholders shall have the right to purchase up to the entire unsold portion of the Offered Shares, pro rata in accordance with their ownership of Shares (determined on a Common Stock Equivalents basis), by giving written notice to the Selling Stockholder within five (5) days.

                  (d) For purposes of this Section 3.5, the "Exercise Period" shall mean, in the case of Section 3.5.1(b)(i) above, twenty (20) days from the date of receipt of the Stockholder Sale Notice and, in the case of Section 3.5.1(b)(ii) above, forty-five (45) days from the date of receipt of the Stockholder Sale Notice.

                  3.5.2. If any Right of First Offer, pursuant to Section 3.5.1 above, results in a binding agreement with the Selling Stockholder, the closing of the Transfer of the Offered Shares shall take place not later than, in the case of Section 3.5.1(b)(i), forty-five (45) days after the date of delivery of the Stockholder Sale Notice and, in the case of Section 3.5.1(b)(ii), sixty (60) days after the date of delivery of the Stockholder Sale Notice, in each case time being of the essence, except as extended by mutual written agreement of the parties thereto. Upon any closing made pursuant to this Section 3.5.2, the Selling Stockholder shall deliver (i) a representation and warranty that such Offered Shares are being delivered free and clear of any encumbrances, (ii) a stock power signed in blank for such Offered Shares and (iii) usual and customary officer certificates, cross-receipt and other closing documents. In the event that any payment by an Exercising Stockholder, pursuant to Section 3.5.1(b) or otherwise, is made in capital stock of the Company, the value of such capital stock for purposes of this Section 3.5.2 shall be the Fair Market Value thereof. Any down-payment made by an Exercising Stockholder in capital stock of the Company shall be replaced by cash upon any closing made pursuant to this Section 3.5.2.

                  3.5.3. If any closing pursuant to Section 3.4.2 above is not timely effected by an Exercising Stockholder during the period required (and has not been extended by mutual written agreement) and the Selling Stockholder is unable to consummate a Transfer of the Offered Shares on the same or better terms for such Selling Stockholder, then (A) such Selling Stockholder shall retain as liquidated damages any payment made by such Exercising Stockholder to the Selling Stockholder pursuant to Section 3.5.1 hereof and (B) any future down-payment required of such Exercising Stockholder pursuant to Sections 3.4 and 3.5 shall be increased to 25%; provided, however, that if, by reason of this
Section 3.5.3, the amount of the down-payment required pursuant to Section 3.5.1 had been previously increased to 25%, then such down-payment shall be increased to 50%; and further provided, however, that if, by reason of this Section 3.5.3, the amount of the down-payment required pursuant to Section 3.5.1 had been previously  increased  to  50%,  then  any  and all  rights  of such  Exercising
Stockholder pursuant to Sections 3.4, 3.5 and 4.1 of this Agreement shall thereupon expire, which in each case shall constitute the sole and exclusive remedy for each such failure to close. In addition, if it shall be determined by a court of competent jurisdiction, that any Stockholder has tortiously interfered with the contractual relations between a Selling Stockholder and a proposed transferee of Shares, then any and all rights of such Stockholder pursuant to Sections 3.4, 3.5 and 4.1 of this Agreement shall thereupon expire, which shall constitute the sole and exclusive remedy for such tortious interference. Notwithstanding anything to the contrary contained in this Section 3.5.3, the Selling Stockholder shall in no event have any obligation or duty to mitigate its damages by reason of a failure of one or more Exercising Stockholders to timely effect a closing pursuant to Section 3.5.2.

                  3.5.4. Notwithstanding the foregoing, if (a) the Stockholders (pursuant to Section 3.5.1) do not offer to purchase all of the Offered Shares subject to the Right of First Offer, (b) the Right of First Offer does not result in a binding agreement because of a failure to agree on one or more material terms or conditions, or (c) the closing of the Transfer of the Offered Shares does not occur within the periods specified in Section 3.5.2, (subject to any extension) after the date of delivery of the Stockholder Sale Notice, the Selling Stockholder shall have the right, for a period of one hundred twenty
(120) days after the term of the Right of First Offer expires, to Transfer all of the Offered Shares to one or more Persons on terms and conditions no less favorable to the Selling Stockholder than those offered in writing by the Exercising Stockholders (pursuant to Section 3.5.1); provided, however, that in the event that governmental consents are required in connection with any closing of the Transfer of the Offered Shares pursuant to this Section 3.5.3 and such required governmental consents have been applied for but not received within the one hundred twenty (120) day period, such period shall be extended until the earlier of (i) the time that such required consents have been received or (ii) one hundred eighty (180) days; and provided further, that any such transferee(s) of the Offered Shares shall take and hold the Offered Shares subject to this Agreement and to all of the obligations and restrictions arising hereunder upon the Selling Stockholder and no such Transfer to a transferee not already a party hereto shall be effective until such transferee has executed and delivered to the Company an instrument in the form prescribed by the Company agreeing to be bound by this Agreement. If no such Transfer is effected within the time required by this Section 3.5.3, the Offered Shares shall once again be subject to the provisions of this Section 3.5.

                  3.5.5. Nothing in this Section 3.5 shall prohibit, before or after delivery of a Stockholder Sale Notice, a Selling Stockholder from negotiating with one or more Persons regarding any terms or conditions of a proposed Transfer of Shares; provided, however, that if a Selling Stockholder receives a written offer from one or more Persons regarding any terms or conditions of a proposed Transfer of Shares, such Selling Stockholder must disclose, to each Founder and each Series A Stockholder, that such Selling Stockholder has an offer and, with respect to the offeror, only whether the offeror is a financial investor, strategic investor, competitor of the Company or a vendor to the Company, but shall not be required to identify the offeror.

                  3.6. Shares Held by the Series A Stockholders. Notwithstanding anything to the contrary contained herein, without the need to comply with the provisions of Sections 3.3 or 3.4, each Series A Stockholder may Transfer its Shares or an interest in its Shares to any of its affiliates. No Stockholder shall Transfer its Shares pursuant to this Section 3.6 unless such Transfer is in compliance with the Securities Act, the rules and regulations thereunder and applicable state securities laws. All Transferees acquiring Shares pursuant to this Section 3.6 shall agree to be bound by the terms and conditions of this Agreement and execute a counterpart hereof at the Company's request.

                                   ARTICLE IV
                              PARTICIPATION RIGHTS

                  4.1. Co-Sale Rights. Except as provided in Sections 3.2(ii), 3.2(iii), 3.6 and 4.2, the Series A Stockholders shall have the right to participate in any Transfer of Shares by (i) a Founder from and after the date such Founder has received aggregate gross proceeds of $5,000,000 from prior Transfers of such Founder's Shares and (ii) by any other Series A Stockholder as of the date hereof, and the Founders shall have the right, as of the time at which a Transfer (or part thereof) of Series A Preferred Stock by the Series A Stockholders results in the receipt of aggregate net proceeds to each Series A Stockholder (measured on a cumulative basis from the date hereof) of an amount equal to the price paid for the Series A Preferred Stock by such Series A
Stockholder at the Series A Closing, to participate on a pro rata basis (determined as set forth in Section 4.1.2) in any Transfer of Shares by a Series A Stockholder or other Founder. If at any time, in the case of a Series A Stockholder, or at such time following the receipt by each Series A Stockholder of the amount specified in the first sentence of this Section 4.1, any Series A Stockholder or Founder (each a "Seller"; collectively the "Sellers") shall decide to Transfer (other than to an affiliated entity) all or any part of the capital stock of the Company owned by such Series A Stockholder or Founder or any interest therein ("Offered Securities") for value pursuant to a Bona Fide Offer, the Seller shall comply with the following provisions with respect to such Transfer.

                  4.1.1. Notice of Sale. The Seller shall promptly deliver or cause to be delivered a written notice (the "Notice of Sale") to each non-selling Series A Stockholder and non-selling Founder upon such Seller's intent to sell any Shares pursuant to a Bona Fide Offer. The Notice of Sale shall state (i) the Seller's bona fide intention to sell, (ii) the name and address of the prospective transferee(s), (iii) the number of Shares to be sold,
(iv) the terms and conditions (including price) of the contemplated sale and (v) the expected closing date of the transaction. If, at the time of delivery of such Notice of Sale, an Exercise Period under Section 3.4.1 or Section 3.5.1, as applicable, is not then in effect, then such Notice of Sale shall be accompanied by a Stockholder Sale Notice pursuant to Section 3.4 or Section 3.5, as applicable.

                  4.1.2. Option to Participate. Any non-selling Series A Stockholder or non-selling Founder (each, a "Co-Seller") receiving the Notice of Sale may elect to participate in the contemplated sale by delivering a written notice (an "Election Notice") to the Seller by 5:00 P.M. (Eastern Time) on the date determined as follows:

                  (a) if, at the time of delivery of such Notice of Sale, an Exercise Period under Section 3.4.1 or Section 3.5.1, as applicable, is not then in effect, the twentieth (20th) day after receipt of such Notice of Sale; or

                  (b) if, at the time of delivery of such Notice of Sale, an Exercise Period under Section 3.4.1 or Section 3.5.1, as applicable, is then in effect, the later of (i) the fifth (5th) day after receipt of such Notice of Sale and (ii) (A) in the case of an Exercise Period pursuant to Section 3.4.1(b)(i) or Section 3.5.1(b)(i), the twentieth (20th) day after receipt of the Stockholder Sale Notice in respect of such Exercise Period or (B) in the case of an Exercise Period pursuant to Section 3.4.1(b)(ii) or Section 3.5.1(b)(ii), the forty-fifth (45th) day after receipt of the Stockholder Sale Notice in respect of such Exercise Period.

                  Each Co-Seller may elect to sell in the contemplated transaction up to that number of Shares owned by him as is equal to the number of Shares which the Seller proposes to sell multiplied by a fraction, the numerator of which shall be the number of Shares owned by such Co-Seller, and the denominator of which shall be the aggregate number of Shares held by all Co-Sellers participating in the sale and by the Seller (determined on a Common Stock Equivalents basis). Any Co-Seller who fails to timely deliver an Election Notice to the Seller shall be deemed to have waived any right to participate in the sale. To the extent that one or more Co-Sellers exercise such right of participation, in accordance with the terms and conditions hereof, the number of Shares which the Seller may sell shall be correspondingly reduced.

                  4.1.3. No Waiver of Subsequent Rights. The exercise or non-exercise of the rights of the Co-Sellers hereunder to participate in one or more sales of Shares made by a Seller shall not affect their rights to participate in subsequent sales by Series A Stockholders or Founders that meet the conditions specified in this Section 4.1.

                  4.1.4.  Consummation  of Sale.  Any sale made pursuant to this
Section 4.1 shall be consummated within forty-five (45) days of the date of, and on terms no more favorable to the buyer then provided in, the Notice of Sale given pursuant to Section 4.1.1; provided, however, that the Seller shall not consummate any such sale until the expiration of the period set forth in Section
4.1.2. Notwithstanding anything to the contrary set forth herein, the Seller shall have no liability to any Co-Seller if any sale proposed to be made pursuant to this Article IV is not consummated. Nothing contained in this
Section 4.1 shall affect the right of first offer afforded  pursuant to Sections
3.4 or 3.5 or the right to compel participation pursuant to Section 4.2. Any proposed sale of Shares pursuant to a Bona Fide Offer shall be deemed a Transfer for purposes of Sections 3.4 and 3.5 hereof and any transferee(s) of the Offered Securities shall take and hold the Offered Shares subject to this Agreement and to all of the obligations and restrictions arising hereunder upon the Selling Stockholder and no such Transfer to a transferee not already a party hereto shall be effective until such transferee has executed and delivered to the Company an instrument in the form prescribed by the Company agreeing to be bound by this Agreement. .

                  4.2. Right to Compel Participation in Certain Transfers. If the Series A Stockholders, together with at least one Founder (collectively, the "Section 4.2 Sellers"), should propose to Transfer all Shares that they own (including Shares that they have the right to acquire) to any unaffiliated third party in a bona fide, arms-length transaction, including through a stock sale or merger (the "Section 4.2 Transfer"), the Section 4.2 Sellers may, at their option, require all but not less than all of the other Stockholders (the "Other Stockholders") to participate in such transfer.

                         4.2.1.  Notice of Sale.  The Section 4.2 Sellers  shall
provide written notice of such Section 4.2 Transfer to the Other Stockholders (a "Section 4.2 Notice") and a copy of the agreement pursuant to which such shares are proposed to be transferred (the "Section 4.2 Agreement"). The Section 4.2 Notice shall state (i) the Section 4.2 Sellers' bona fide intention to sell,
(ii) the name and address of the prospective transferee(s), (iii) the number of Shares to be sold, (iv) the terms and conditions (including price) of the contemplated sale and (v) the expected closing date of the transaction. Each Other Stockholder shall be required as appropriate to participate in the Section
4.2 Transfer on the terms and conditions set forth in the Section 4.2 Notice and to tender all of its Shares. The price of such Section 4.2 Transfer shall be the price set forth in the Section 4.2 Notice in the case of shares of Common Stock, and, in the case of Series A Preferred Stock shall be such price multiplied by the number of shares of Common Stock into which such Series A Preferred Stock is then convertible.

                         4.2.2.   Delivery  of  Shares.  Within  ten  (10)  days
following the receipt of the Section 4.2 Notice, each of the Other Stockholders shall deliver to a representative of the Section 4.2 Sellers designated in the
Section 4.2 Notice certificates representing all Shares held by such Other Stockholders duly endorsed, together with any other documents reasonably required to be executed in connection with such Section 4.2 Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Shares pursuant to this Section 4.2 at the closing for such Section
4.2 Transfer against delivery to such Other Stockholder of the consideration therefor. If any Other Stockholder should fail to deliver such certificates to the Section 4.2 Sellers, the Company shall cause its books and records to show that such Shares are bound by the provisions of this Section 4.2 and that such Shares shall be Transferred to the transferee identified in the Section 4.2 Notice immediately upon surrender for Transfer by the Other Stockholder thereof.

                         4.2.3.   Consummation  of  Sale.   Promptly  after  the
consummation  of the Section 4.2 Transfer  pursuant to this Section  4.2.3,  the
Section 4.2 Sellers shall give notice thereof to the Other Stockholders, shall remit to each of the Other Stockholders who has surrendered its certificates the total consideration for the Shares of such Other Stockholder Transferred pursuant hereto and, in any event, shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Stockholder. If within forty-five (45) days after the Section 4.2 Sellers give the Section 4.2 Notice, they have not completed the Section 4.2 Transfer, the Section 4.2 Sellers shall, if applicable, return to each of the Other Stockholders all certificates representing the Shares of such Other Stockholders that such Other Stockholders delivered for transfer pursuant hereto, together with any documents in the possession of the Section 4.2 Sellers executed by the Other Stockholders in connection with such proposed transaction, and all the restrictions on transfer contained in this Agreement applicable at such time with respect to the Shares owned by the Other Stockholders shall again be in effect.

                                    ARTICLE V
                            TERMINATION OF AGREEMENT

                  5.1. Generally. This Agreement shall terminate, and the certificates representing the Shares shall be released from the terms of this Agreement upon the first to occur of: (i) the written agreement of the Company, the Founders and the holders of a majority of the Series A Preferred Stock; (ii) the consummation of a Qualified Initial Public Offering; (iii) the liquidation and dissolution of the Company; or (iv) the commencement of proceedings in bankruptcy or receivership of the Company. In addition, the rights of the Series A Stockholders under this Agreement shall expire at such time that less than 20% of the number of shares of Series A Preferred Stock purchased by the Series A Stockholders at the Series A Closing, subject to adjustment for combinations or consolidations of the Series A Preferred Stock set forth in the Certificate of Incorporation, remains outstanding and the Series A Preferred Stock does not have any designee on the Board of the Company.

                  5.2. Effect of Termination. The termination of this Agreement shall not affect or diminish any obligations of the parties hereto to pay for any Shares actually purchased prior to such termination. Upon the termination of this Agreement for any of the above reasons, the certificates of stock held by each Stockholder shall be surrendered to the Company, and the Company shall issue new certificates for the same number of Shares but without the applicable legend(s) set forth in Article VI pertaining to this Agreement or any predecessor or successor agreement.

                                   ARTICLE VI
                          LEGENDS ON SHARE CERTIFICATES

                  6.1. Legends. Each of the certificates representing the Shares issued on or after the date hereof shall bear the following legends:

         "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company and that registration is not required or unless sold pursuant to Rule 144 of such Act."

         "The Shares represented by this certificate are subject to the terms and conditions of a Stockholders' Agreement, dated as of August 10, 1999, as amended or restated from time to time, a copy of which may be inspected at the principal office of this Company and accordingly may not be sold, assigned, transferred, pledged, hypothecated or in any other way disposed of or encumbered, voluntarily or involuntarily, by gift, bankruptcy, operation of law, winding up of a corporation or otherwise, except in accordance with the provisions thereof. All of the provisions of such Stockholders' Agreement are incorporated herein by this reference."

In addition to the two immediately preceding legends, each of the certificates representing Shares held by the Founders and any permitted transferees thereof issued on or after the date hereof shall bear the following legend:

         "The Shares represented by this certificate are subject to the indemnity provisions of Section 10(b) of the Stockholders' Agreement referred to in the above paragraph."

Each of the certificates representing Shares issued to the Founders prior to the date hereof, if any, shall be promptly surrendered to the Company and thereupon promptly reissued with the three aforesaid legends affixed thereto.

                  6.2. Inquiries. A copy of this Agreement shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any Person making inquiry concerning it; provided that such Person agrees in writing to keep confidential the terms and conditions of this Agreement.


                                   ARTICLE VII
                                RECAPITALIZATIONS

                  7.1 In the event the Company is a party to any reorganization, recapitalization, reclassification, readjustment or other change in its capital structure wherein any other shares or securities of the Company are issued in respect of all or part of the Shares, then such other shares or securities shall be deemed Shares and shall be subject to all of the terms and provisions of this Agreement.

                                  ARTICLE VIII
                              PROVISION OF SERVICES

                  8.1 Reckson Service Industries, Inc. intends to actively provide (either directly or indirectly through its affiliates) to the Company, without additional cost to the Company, administrative and operational services and advice, and access to the broad management experience of the corporate management staff of Reckson Service Industries, Inc., including without limitation, consultation in regard to general management, investor relations, financial management, human resources management, audit administration, tax research and planning, and preparation of federal and state income tax returns and such other services that Reckson Service Industries, Inc. or its affiliates may otherwise be in a position from time to time to provide. Reckson Service Industries, Inc. and/or its affiliates shall make available to the Company, its affiliates and their respective clients, and the Company shall make available to Reckson Service Industries, Inc., its affiliates and their respective clients, without additional cost to the Company, the opportunity to receive such services as may be deemed by the parties as mutually beneficial on a "most favored nations" basis.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  9.1. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested, with a copy sent by ordinary mail on the same day), telex, telecopier with confirmation and followed promptly by hard copy in accordance with this provision, or courier guaranteeing reasonably prompt delivery and recognized for high quality service:

(i)      if to RSI ESO or RSI at

                  Reckson Service Industries, Inc.
                  10 East 50th Street - 27th Floor
                  New York, NY 10103
                  Tel:  212-931-8000
                  Fax:  212-931-8001
                  Attn:  Jeffrey D. Neumann and Stephen M. Rathkopf

                  with copies to:

                           Jason Barnett, Esq.
                           General Counsel
                           Reckson Service Industries, Inc.
                           10 East 50th Street - 27th Floor
                           New York, NY 10103
                           Tel:  212-931-8000
                           Fax:  212-931-8001

                           Brown & Wood LLP
                           One World Trade Center
                           New York, NY  10048
                           Attention:  J. Gerard Cummins, Esq.
                           Tel:  212-839-5300
                           Fax:  212-839-5599

(ii) if to any Series A Stockholder (other than RSI ESO), at the address for such Series A Stockholder set forth on Schedule A; and

(iii)    if to the Company or either of the Founders, at

                 eSourceOne, Inc.
                 53 Fayette Road
                 Scarsdale, NY 10583
                 Attention:  H. Thach Pham, Chief Financial Officer
                 Tel:  914-725-5751
                 Fax:  914-722-1429

                  with a copy to:

                           Orrick, Herringon & Sutcliffe LLP
                           666 Fifth Avenue
                           New York, NY 10103
                           Attention:  Martin H. Levenglick, Esq.
                           Tel:  212-506-5000
                           Fax:  212-506-5151

or, in any case, at such other address or addresses as shall have been furnished in writing by one party to the other parties in accordance with the provisions of this Section 9.1.

         All such notices and communications shall be deemed to have been duly given: at the time delivered, if delivered by hand, telex or by courier; five
(5) business days after being deposited in the mail, if mailed; and when receipt acknowledged, if telecopied.

                  9.2. Waiver. No waiver of any provision of this Agreement in any instance shall be, or for any purpose be deemed to be, a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

                  9.3. Agreement to Perform Necessary Acts. Each party hereto and the heirs, executors or administrators of the Stockholders shall perform any further acts and execute and deliver any documents or procure any court orders which may reasonably be necessary or appropriate to carry out the provisions of this Agreement.

                  9.4. Modification. Except as otherwise provided herein, this Agreement may not be modified or amended except by a writing signed by Series A Stockholders holding at least a majority of the outstanding Series A Preferred Stock, each of the Founders, and by an officer duly authorized to act on behalf of the Company. Accordingly, any amendment or restatement which is adopted in accordance with this Section 9.4 shall be binding upon all of the Stockholders, whether or not they are signatories thereto. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet as soon as practicable following such amendment or modification for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon.

                  9.5. Injunctive Relief. The parties acknowledge and agree that a violation of any of the terms of Articles II, III, IV, V, VI, VII, or Sections 9.3, 9.4 and 9.6 of this Agreement may cause the parties irreparable injury for which adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of such provisions of this Agreement. No right or remedy contained herein is intended to be exclusive of any other right or remedy, and all remedies either under this Agreement, or by law otherwise afforded to any party, shall be cumulative and not alternative. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other right or remedy available by law or otherwise afforded to any party.

                  9.6. Parties. This Agreement shall inure to the benefit of and be binding upon the Series A Stockholders, the Founders and the Company and their respective successors and assigns (including transferees of any Series A Stockholder's Shares); provided, however, that the rights of the Series A Stockholders under this Agreement shall not be assignable to any competitor of the Company unless such assignment is in connection with the sale by the Series A Stockholders of a majority of the Series A Preferred Stock held by them. Nothing expressed or implied in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Stockholders and the Company and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Stockholders and the Company and their respective successors and assigns, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Stockholders shall be deemed to be a successor by reason merely of such purchase. RSI and RSI ESO shall be jointly and severally liable for the obligations of RSI and RSI ESO under this Agreement.

                  9.7. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

                  9.8. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof, applicable to contract made and to be performed within that State.

                  9.9. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

                  9.11. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement unless the effect thereof would be to alter materially the effect of this Agreement, and this Agreement (if not so altered) shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  9.12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy on the part of any party upon any breach or default of any party to this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies either under this Agreement, or by law otherwise afforded to any party, shall be cumulative and not alternative.

                  9.13. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. To the extent that this Agreement refers to any defined term or provision in any other agreement between and among the parties hereto, such reference or use thereof in this Agreement shall not be deemed to supercede such defined term or provision in such other agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  eSourceOne, Inc.


                                  By:    _____________________________________
                                         Chief Executive Officer



                                  COMMON STOCKHOLDERS




                                  By:    ___________________________________
                                         Name:  Elliot S. Cooperstone





                                  By:    ____________________________________
                                         Name:  H. Thach Pham




                                  SERIES A STOCKHOLDERS


                                  RSI ESO, Inc.



                                  By:    _____________________________________
                                         Name:
                                         Title:




                                  Reckson Service Industries, Inc.



                                  By:    _____________________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

                                  STOCKHOLDERS


Elliot S. Cooperstone

H. Thach Pham

Reckson Service Industries, Inc. through its subsidiary RSI ESO, Inc.